UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2015

KEARNY FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-198602	To Be Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Kearny Financial Corp., a Maryland corporation (the “Registrant”) is the proposed stock holding company for Kearny Bank (the “Bank”) resulting from the “second-step” conversion of the Bank from the mutual holding company structure to the stock holding company structure (the “Conversion”). Upon consummation of the Conversion, the Registrant will own all of the issued and outstanding shares of the Bank’s common stock. As part of the Conversion, shares of the Registrant’s common stock will be issued and sold in an offering to certain members of Kearny MHC and possibly other members of the public. Shares will also be issued in exchange for the currently issued and outstanding shares of Kearny Financial Corp., a federal corporation (the current mid-tier holding company for the Bank, “Kearny-Federal”) held by persons other than Kearny MHC. The Registrant filed a registration statement on Form S-1 (File No. 333-198602) with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on March 13, 2015.

A copy of Kearny-Federal’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 11, 2015, is filed as Exhibit 99.1 hereto and incorporated herein by reference. The information included in Exhibit 99.1 and incorporated into this report is for Kearny-Federal. Separate financial statements for the Registrant have not been included in this report because the Registrant has not issued any shares and has engaged only in organizational activities to date, and has no significant assets, contingent or other liabilities, revenues or expenses.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, of Kearny Financial Corp., a federal corporation (Incorporated by reference to the Form 10-Q for the quarter ended March 31, 2015, of Kearny Financial Corp. (File No. 000-51093) filed with the SEC on May 11, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.

DATE: May 11, 2015	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer